UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2025

FIBROGEN, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36740	77-0357827
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Bay Street Suite 100 #6009
San Francisco, California		94133
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 415 978-1200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	FGEN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On March 28, 2025, FibroGen, Inc. and Fortis Therapeutics, Inc. (collectively, the “Parties”) entered into Amendment No.1 to the First Amended and Restated Evaluation Agreement, dated June 6, 2024, which amended and restated the original agreement dated May 5, 2023. On March 28, 2025, the Parties entered into Amendment No.1 to the First Amended and Restated Option Agreement and Plan of Merger, dated June 6, 2024, which amended and restated the original agreement dated May 5, 2023. Both amendments modified the option exercise deadline under such agreements to December 31, 2027.

The foregoing descriptions of Amendment No.1 to the First Amended and Restated Evaluation Agreement and Amendment No.1 to the First Amended and Restated Option Agreement and Plan of Merger are qualified in their entirety by reference to the full texts of Amendment No.1 to the First Amended and Restated Evaluation Agreement and Amendment No.1 to the First Amended and Restated Option Agreement and Plan of Merger, which will be filed with the Securities and Exchange Commission as an exhibit to FibroGen’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIBROGEN, INC.

Date:	March 28, 2025	By:	/s/ John Alden
John Alden General Counsel